UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 24, 2010

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed, on August 3, 2009, Cooper-Standard Holdings Inc. (“Holdings”) and each of its direct and indirect wholly-owned U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 26, 2010, the Debtors filed with the Bankruptcy Court the Second Amended Plan of Reorganization (the “Plan”) and the corresponding First Amended Disclosure Statement for the Plan. On May 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

The Debtors expect to emerge from chapter 11 protection on or about May 27, 2010 (the “Effective Date”), subject to the completion and satisfaction of the conditions set forth in Section 13.02 of the Plan. The following is a summary of the material terms of the Plan. The summary is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 2.1, and the Confirmation Order, which is attached hereto as Exhibit 99.1, both of which are incorporated herein by reference. All capitalized terms used herein but not otherwise defined in this Form 8-K have the meanings set forth in the Plan as amended by the Confirmation Order.

General

Under the Plan, the Debtors will pay the Holders of Prepetition Credit Facility Claims and Subsidiary Debtor General Unsecured Claims in full, in Cash, on the Effective Date. The Plan also provides that Holders of Senior Note Claims will be paid in full, in Cash, on the Effective Date, with the exception of the Supporting Senior Note Claims, who have agreed to receive their pro rata share of 4,563,095 shares of New Common Stock in exchange for their Senior Note Claims. In addition, Holders of Senior Subordinated Note Claims, who are impaired and made up the only voting class under the Plan, will receive (i) a direct distribution of 1,742,222 shares of New Common Stock, (ii) New Capital Warrants to purchase an additional 725,926 shares of New Common Stock, and (iii) Rights to purchase 8,623,491 of additional shares of New Common Stock pursuant to the Rights Offering. Holders of Holdings General Unsecured Claims and Old Holdings Equity Interests will not receive a distribution under the Plan and all existing common stock in Holdings will be cancelled. The Debtors will continue to hold all equity interests in their subsidiaries that they held prior to the filing of Chapter 11.

On the Effective Date, the Debtors will fund the recoveries to their stakeholders under the Plan with a combination of cash-on-hand and their exit financing. In connection with the Plan, the Debtors have raised $355 million of equity through an equity rights offering (the “Rights Offering”) and direct equity purchases by certain of the Debtors’ existing unsecured noteholders (the “Backstop Parties”), who have agreed to backstop the Rights Offering pursuant to the terms of that certain Commitment Agreement, dated as of March 19, 2010 (as amended from time to time, the “Equity Commitment Agreement”), by and between the Debtors and the Backstop Parties. The Debtors have also raised proceed from the issuance of $450 million aggregate principal amount of 8 1/2% Senior Notes due 2018 (the “New Notes”) as part of their exit financing through the issuance of new notes. The New Notes are unsecured, bear interest at 8 1/ 2% per annum and will mature on May 1, 2018. The proceeds of the New Notes have been funded into escrow and will be made available to the reorganized Debtors (the “Reorganized Debtors”) on the Effective Date upon the satisfaction of certain conditions. In addition, the Debtors have received commitments for a new working capital facility (the “New Working Capital Facility”) in the aggregate principal amount of $125 million, which will also be available to the Debtors on the Effective Date. The New Working Capital Facility contains an uncommitted $25 million “accordion” facility that will be available at the borrowers’ request if then-existing or additional lenders consent thereto. Overall, the Debtors will emerge from Chapter 11 with approximately $480 million of funded debt – representing a reduction of over $650 million from pre-petition levels.

Rights Offering

Under the Plan, Eligible Noteholders were permitted to participate in the Rights Offering. The Rights Offering was conducted during the solicitation of votes to accept or reject the Plan. Eligible Noteholders exercising the full amount of their Rights were also provided the right to subscribe for additional shares of New Common Stock not subscribed for in the Rights Offering.

In consideration for providing the commitment to backstop the Rights Offering, the Backstop Parties are entitled to receive a commitment premium equal to $12,425,000, which represents 3.5% of the total amount of the Rights Offering. In addition, the Backstop Parties agreed to purchase, and the Debtors agreed to sell, (i) 2,558,182 shares of New Common Stock to be issued on the Effective Date and (ii) 1,000,000 shares of New Preferred Stock to be issued on the Effective Date. The Debtors have also agreed to issue New Capital Warrants on the Effective Date to the Backstop Parties to purchase 1,693,827 shares of New Common Stock.

The shares of New Common Stock issued to Holders of Senior Subordinated Note Claims pursuant to the Rights Offering and the New Common Stock, New Capital Warrants and New Preferred Stock issued to the Backstop Parties pursuant to the Equity Commitment Agreement are being issued in a private placement that is exempt from registration under the Securities Act of 1933, as amended, and equivalent exemptions under state securities laws.

Management Incentive Plan

On the Effective Date, the Reorganized Debtors will adopt a management equity plan pursuant to which 10% of the shares of New Capital Stock will be reserved for issuance to the Debtors’ management. The Management Incentive Plan was filed with the Bankruptcy Court on May 5, 2010, as part of the Plan Supplement.

Equity Securities

The Plan of Reorganization calls for the issuance of 17,490,533 shares of New Common Stock to be issued on the Effective Date. On the Effective Date, the Company will also issue 1,000,000 shares of New Preferred Stock and 2,419,753 New Warrants.

The Company has reserved 2,419,753 shares of New Common Stock for issuance upon exercise of the New Warrants, 4,290,788 shares of New Common Stock for issuance upon conversion of the New Preferred Stock, 780,566 shares of New Common Stock for issuance upon exercise of options granted pursuant to the 2010 Company Management Incentive Plan and 780,566 shares of New Common Stock for future issuance to Company management.

Following the Effective Date, the Company will have approximately 17,490,533 shares of New Common Stock issued and outstanding and 1,000,000 shares of New Preferred Stock issued and outstanding.

Assets and Liabilities

Information as to the assets and liabilities of the Company as of the most recent practicable date is contained in the unaudited consolidated financial statements filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010. Such information is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization dated March 26, 2010.

99.1	Order Pursuant to Section 1129 of the Bankruptcy Code Confirming the Debtors’ Second Amended Joint Chapter 11 Plan dated May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/S/ TIMOTHY W. HEFFERON
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Dated: May 24, 2010